EXHIBIT 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made this 29th day of July 2005, by and between PARAGON SYSTEMS, INC. (“Paragon”) and LESLIE KACIBAN, JR. (“Employee”).

WITNESSETH:

WHEREAS, the Board of Directors of Paragon (the “Board”) desires, and has determined that it is in the best interest of Paragon, to employ the Employee as the President of Paragon, and Employee wishes to accept such employment in accordance with the terms set forth below;

NOW, THEREFORE, for and in consideration of the mutual agreements and covenants contained herein, and intending to be legally bound, the parties agree hereto as follows:

1.             Terms of Employment.  Paragon hereby employs the Employee as the President of Paragon to perform such services for Paragon as are customarily performed by a person holding such position, and to perform such other reasonable employment duties as the Board may from time to time specify.  Such services referred to in the preceding sentence shall include, but shall not be limited to: (i) overseeing all management functions of Paragon; (ii) establishing the duties of, and titles for, Paragon’s employees, consultants and independent contractors (the “Paragon Personnel”); (iii) supervising and evaluating the performance of Paragon Personnel and terminating their relationship with Paragon, as necessary; (iv) executing contracts, agreements and commitments for and on behalf of Paragon with the express approval of the Board; (v) working with the Board and the Chief Executive Officer of Paragon (the “Chief Executive Officer”) in order to effect all their decisions; (vi) working with Paragon Personnel, providing proper liaison and staff support to Paragon Personnel, and assisting Paragon Personnel in submitting proposals to the Chief Executive Officer or the Board; (vii) working with associations affiliated with Paragon and, as authorized by the Board or the Chief Executive Officer, acting as a spokesman for Paragon to maintain effective relationships with other organizations and entities; (viii) assisting the Secretary and Treasurer of Paragon in their duties; and (ix) maintaining or causing to be maintained sufficient records and books of account for Paragon to provide an accurate reflection of the financial status and condition of Paragon, such records and books of account being subject to audit at any time at the discretion of the Chief Executive Officer or the Board.  Employee shall report directly to the Chief Executive Officer.

Employee shall devote his full business time, attention and energies to the business and best interests of Paragon and shall not during the term of this Agreement engage in any other business activity; provided, however, nothing herein shall preclude Employee from providing transition assistance to USProtect Corporation, including maintaining security licenses, for a period of six months from the execution of this

Agreement so long as such assistance does not interfere with Employee’s services under this Agreement.

2.             Term of Agreement.  The term of employment under this Agreement shall commence on July 29, 2005 and expire on July 28, 2008, subject to termination pursuant to Sections 12 through 15 hereto. This Agreement shall not renew unless the parties execute a written agreement to that effect.

3.             Compensation/Base Salary.  Paragon shall pay Employee a base salary at an annual rate of One Hundred and Fifty Thousand Dollars ($150,000), payable bi-weekly during the term of this Agreement, subject to all lawful taxes and withholdings (the “Base Salary”). For each annual period beginning on July 29, 2006, Employee shall receive a guaranteed increase in the Base Salary equal to five percent (5%) of the preceding year’s Base Salary.

4.             Annual Performance Bonus.  In addition to the Base Salary, Employee shall also be entitled to receive an annual bonus in an amount equal to up to thirty percent (30%) of the Base Salary for such year (the “Performance Bonus”) if the Employee attains certain measurable performance objectives.  Within thirty (30) days after execution of this Agreement, Paragon and Employee shall agree upon said performance objectives.  On or about each July 1 during the term of this Agreement, the Board shall review Employee’s performance for the immediately preceding year against said performance objectives and, if the standards are met, Paragon shall pay the Performance Bonus to Employee in a lump sum payment (subject to all lawful taxes and withholdings) by the conclusion of the next regular pay period.

5.             Retention Bonus.  If Employee is employed by Paragon on July 29, 2006, on such date Paragon shall pay Employee a one-time guaranteed payment of Twenty Thousand Dollars ($20,000).

6.             Fringe Benefits.  For the term of this Agreement, Paragon shall purchase for the benefit of, and on behalf of, Employee medical and life insurance plan(s) mutually agreed to by Employee and Paragon and provide to Employee other benefits available to Paragon’s executives pursuant to benefit plans which Paragon may adopt.

7.             Automobile Allowance.  During the term of this Agreement, Paragon shall provide a monthly automobile allowance to Employee in the amount of Seven Hundred and Fifty Dollars ($750.00). The automobile shall be selected and obtained by Employee.  Insurance, taxes, gasoline, maintenance and repairs associated with the automobile shall be borne by Employee.

8.             Stock Option Plans.  Employee shall be eligible to participate in all rights and benefits under any stock option plan (including in all initial and subsequent stock option grants) available to employees of Paragon generally.  Paragon hereby acknowledges that Employee is entitled to receive a five-year stock option to purchase 50,000 shares of common stock of Tri-S Security Corporation (“Tri-S Security”), which option shall vest and first become exercisable with respect to one-third of the underlying shares on each of the first, second and third anniversaries of the date of grant and which option shall be granted by the Compensation Committee of Tri-S Security with an exercise price to be determined by such committee.

9.             Professional Development.  Employee shall have an annual, reimbursable expense budget of Three Thousand Dollars ($3,000) to be used for attendance at professional seminars, industry meetings and convention and association fees, such attendance and subsequent reimbursement to be subject to review and approval by the Board.  Employee shall provide a full report to the Board on the content and value of such programs attended.

10.           Vacation, Holiday and Sick Leave.  For the term of this Agreement, Employee shall be entitled to fifteen (15) days of paid vacation per annum to accrue from year to year, but Employee will not use more than seven (7) days at any one time. Paid sick leave shall be accrued at the rate of one day per month not to exceed twelve (12) days per annum. Sick leave shall accrue from year to year. Paid holidays shall be the same as observed by Paragon’s corporate office.

11.           Expenses.  In addition to the compensation provided above, Paragon shall pay the cost of all traveling, hotel, entertainment and other expenses, properly and necessarily incurred by Employee in the discharge of Employee’s duties hereunder; provided, that Employee will provide to Paragon all vouchers, receipts and other details of such expenses as required by Paragon.  Paragon may, at any time during or after Employee’s employment with Paragon, offset against any sums due to Employee (or his heirs) any debt or debts due or to become due from the Employee to Paragon.

12.           Termination of Employment by Paragon.  Paragon, by action of the Board or the Chief Employee Officer, and upon written notice to Employee, may terminate Employee’s employment with Paragon immediately for Cause.  For purposes of this Section 12, “Cause” for termination of Employee’s employment shall exist if: (a) Employee is convicted of (from which no appeal may be taken), or pleads guilty or nolo contendere to, any act of fraud, misappropriation or embezzlement, or any felony; (b) in the reasonable determination of the Board or the Chief Executive Officer, Employee has engaged in gross or willful misconduct materially damaging to the business of Paragon; or (c) Employee fails to perform or observe any of the material terms of this Agreement or fails without reasonable cause to follow reasonable written instructions of the Board or the Chief Executive Officer consistent with Employee’s position with Paragon and Section 1 hereof, and Employee fails to cure such failure within fifteen (15) days after written notice of such failure and demand for performance has been given to Employee by Paragon, which notice and demand shall describe specifically the nature of such alleged failure. Notwithstanding anything contained in this Section 12 to the contrary, Paragon may terminate Employee’s employment pursuant to this Agreement without Cause upon written notice to Employee.

13.           Termination of Employment by Employee.  Employee, upon written notice to Paragon, may terminate his employment hereunder for Good Reason.  For purposes of this Agreement, Employee shall have “Good Reason” to terminate his employment hereunder upon: (a) the failure of Paragon to perform or observe any of the material terms of this Agreement (including, without limitation, the terms of Section 17 hereof) and the continued failure of Paragon to cure such failure with fifteen (15) days after written notice of such failure and demand for performance has been given to Paragon by Employee, which notice and demand shall describe specifically the nature of such alleged failure to perform or observe such material terms; (b) the assignment of duties materially and adversely inconsistent with Employee’s position, duties, responsibilities and status with Paragon, without his consent; or (c) the relocation of Employee’s place of employment more than twenty (20) miles from 14160 Newbrook Drive, Chantilly, Virginia.  Notwithstanding anything contained in this Section 13 to the contrary, Employee may terminate Employee’s employment pursuant to this Agreement without Good Reason upon at least thirty (30) days’ prior written notice to Paragon.

14.           Notice of Termination.  Any termination of Employee’s employment by Paragon or by Employee shall be communicated by a written “Notice of Termination” to the other party.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the effective date of the termination of Employee’s employment with Paragon and the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee’s employment hereunder.

15.           Date of Termination.  For purposes of this Agreement, the “Date of Termination” shall mean:  (a) if Employee’s employment is terminated by his death, the date of his death; and (b) if Employee’s employment is terminated pursuant to Section 12 or Section 13 hereof, the effective date of termination specified in the Notice of Termination.

16.           Compensation Upon Termination.

(a)           If Paragon terminates Employee’s employment for Cause, or if Employee terminates Employee’s employment without Good Reason, then Paragon shall pay Employee his Base Salary then in effect through the Date of Termination and all other amounts, if any, to which Employee is entitled as of such date in connection with any employee benefit plan or program of Paragon in which Employee participates, including, without limitation, those set forth in Sections 6 and 8 hereof, and Paragon shall have no further obligations to Employee under this Agreement.

(b)           If Paragon terminates Employee’s employment without Cause, or if Employee terminates Employee’s employment for Good Reason, then Paragon shall pay Employee a lump sum payment within thirty (30) business days of the Date of Termination equal to the Base Salary payable to Employee under Section 3 hereof from the Date of Termination through the date which is the one-year anniversary of the Date of Termination, plus all other amounts, if any, to which he is entitled to receive as of the Date of Termination in connection with any employee benefit plan or program of Paragon in which Employee participates, including, without limitation, those set forth in Sections 6 and 8 hereof.

(c)           If Employee’s employment is terminated by his death, then Paragon shall pay to his estate, or as may be directed by the legal representatives of such estate, the Base Salary at the rate in effect at the time of his death through the Date of Termination and all other amounts, if any, to which Employee is entitled as of such date in connection with any employee benefit plan or program of Paragon in which Employee participates.

(d)           Nothing herein shall be construed as prohibiting Paragon or Employee from pursuing any other remedies available to Paragon or Employee, respectively, including, without limitation, recovery of damages.

17.           Change of Control.  Paragon will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Paragon, by an assumption agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Paragon would be required to perform it if no such succession had taken place.  Failure of Paragon to obtain such assumption agreement prior to, or simultaneously with, the effectiveness of any such succession shall constitute grounds for termination of Employee’s employment by Employee for Good Reason pursuant to Section 13 hereof.

18.           Mitigation.  Employee shall not be required to mitigate amounts payable pursuant to Section 16 hereof by seeking other employment or otherwise amounts that Employee is paid by any other person, including another employer, shall not offset any of the compensation due under Section 16 hereof.

19.           Indemnification.  To the extent permitted by applicable law and Paragon’s articles of incorporation, Paragon shall indemnify and hold harmless Employee from any claims, costs and expenses arising from or relating to actions taken on behalf of Paragon by Employee within the scope of his employment, including actions taken while serving as an officer of Paragon.

20.           Inventions/Paragon Property. Models, drawings, research data, engineering or technical data, software, price sheets, marketing plans, client lists, bids, financial information, brochures, handbooks, policies, and all other items, materials, documents and data furnished to the Employee by Paragon or acquired by Employee during the term of employment in connection therewith are and shall remain the sole and exclusive property of Paragon, and all copies shall be returned to Paragon immediately upon termination of Employee’s employment. Employee shall have no property right in any customer or prospective customer of Paragon, regardless of the source of the customer or prospective customer.

21.           Restrictive Covenants.  Employee acknowledges that Paragon has separately bargained and paid additional consideration for the restrictive covenants herein, and Paragon will provide certain benefits to Employee hereunder in reliance on such covenants in view of the unique and essential nature of the services Employee will perform on behalf of Paragon and the irreparable injury that would befall Paragon should

Employee breach such covenants.  Employee further acknowledges that his services are of a special, unique and extraordinary character and that his position with Paragon will place him in a position of confidence and trust with Paragon Personnel, Paragon’s affiliates and Paragon’s other constituencies and will allow him access to trade secrets and confidential information concerning Paragon and its affiliates.  Employee further acknowledges that the type and periods of restrictions imposed by the covenants in this Section 21 are fair and reasonable and that such restrictions will not prevent Employee from earning a livelihood.

(a)           Having acknowledged the foregoing, Employee covenants and agrees with Paragon as follows:

(i)            While Employee is employed by Paragon and for a period of two (2) years after termination of such employment for any reason or for no reason (and whether or not pursuant to or in accordance with the terms of this Agreement), Employee shall not divulge or furnish any trade secrets (as defined under applicable law) of Paragon or any “confidential information” acquired by him while employed by Paragon concerning the policies, plans, procedures or customers of Paragon to any person, firm or corporation, other than Paragon or upon its written request, or use any such trade secret or confidential information (which shall at all times remain the property of Paragon) directly or indirectly for Employee’s own benefit or for the benefit of any person, firm or corporation other than Paragon.  For purposes of this Agreement, “confidential information” includes, without limitation, the following information relating to Paragon or its affiliates: (i) all models, drawings, engineering or technical data and research data; (ii) software (source and object code), algorithms, computer processing systems, techniques, methodologies, formulae or specifications; (iii) the identity, address, telephone number, and fax number of each of Paragon’s past, present and prospective clients, and all lists or other documents relating thereto; (iv) the identity of each employee or agent of Paragon’s clients who have the authority to contract with Paragon; (v) methods and practices of doing business; (vi) Paragon’s brochures, manuals and handbooks; (vii) bids and proposals; (viii) Paragon’s pricing policies, structures and practices; (ix) gross and net profit margins, overhead and general and administrative rates, and equipment and maintenance costs; (x) the specific prices charged by Paragon for its services; (xi) all financial, budgetary, advertising, marketing and sales/services plans, forecasts, strategies, reports and data; and (xii) any other information, materials, documents, or data that Paragon reasonably identifies as confidential or proprietary information.  Confidential information shall not include information which has voluntarily been placed in the public domain by Paragon including, without limitation, information with respect to Paragon set forth in documents filed with the Securities and Exchange Commission by Tri-S Security.

(ii)           For a period of one (1) year after termination of Employee’s employment for any reason hereunder, including, without limitation, pursuant to expiration of the term of this Agreement in accordance with Section 2 hereof, Employee shall not directly or indirectly (including, without limitation, assisting any actual or potential competitor of Paragon, whether pursuant to an employment, consulting or other relationship between Employee and such competitor): (A) compete for, seek to obtain, bid on or acquire any interest in any Contract (as hereinafter defined) pursuant to which Paragon provided security services as of, or at any time during the six-month period prior to, the Date of Termination; or (B) compete for, seek to obtain, bid on or acquire any interest in any Contract for which Paragon had submitted or was in the process of submitting written solicitation(s) as of, or at any time during the six-month period prior to, the Date of Termination. For purposes hereof, “Contract” means any agreement or proposal to provide security services for an entity at a particular location.

22.           Post-Termination Obligation.  During the term of this Agreement and for a period of one year thereafter, Employee shall upon reasonable notice and without additional compensation therefor furnish such information and proper assistance to Paragon as may reasonably be required by Paragon in connection with any claim, litigation, administrative or similar proceedings in which it or any of its subsidiaries or affiliates is, or may become, a party.

23.           Entire Agreement.  This Agreement contains the entire understanding between the parties and supersedes any prior written or oral agreements between them. This Agreement shall not be modified or waived except by written instrument signed by the parties.

24.           Severability. In the event that any part of this Agreement shall be declared unenforceable or invalid, the remaining parts shall continue to be valid and enforceable.

25.           Savings Clause. If any valid federal or state law or final determination of any administrative agency or court of competent jurisdiction affects any provision of this Agreement, then the provision or provisions so affected shall automatically be modified to conform to the law or determination and otherwise this Agreement shall continue in full force and effect.

26.           Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective executors, administrators, personal representatives, heirs, assigns and successors in interest.

27.           Choice of Law.  The parties acknowledge that this Agreement was made in the Commonwealth of Virginia and shall be governed and enforced in accordance with the laws of the Commonwealth of Virginia.

28.           Mediation. All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or breach thereof, shall be submitted to non-binding mediation, unless the parties mutually agree otherwise.

29.           Notices. Any and all notices required or permitted to be given under this Agreement shall be furnished in writing.

30.           Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

31.           Full Knowledge. Both parties have read the foregoing Agreement in its entirety and voluntarily agree to each of its terms with full knowledge thereof.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, through their duly authorized representatives, have executed this Agreement on the day and year first above written.

/s/ Leslie Kaciban
LESLIE KACIBAN, JR.

PARAGON SYSTEMS, INC.

By:	/s/ Ronald G. Farrell
RONALD G. FARRELL
Chief Executive Officer